================================================================================

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                          LAYNE CHRISTENSEN COMPANY
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                            LAYNE CHRISTENSEN COMPANY

                                                                  April 26, 2001

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Layne Christensen Company, to be held at the Corporate Headquarters of Layne Christensen Company, located at 1900 Shawnee Mission Parkway, Mission Woods, Kansas, on Thursday, May 31, 2001, commencing at 10:00 a.m., local time. The business to be conducted at the meeting is described in the attached Notice of Annual Meeting and Proxy Statement. In addition, there will be an opportunity to meet with members of senior management and review the business and operations of the Company.

         Your Board of Directors joins with me in urging you to attend the meeting. Whether or not you plan to attend the meeting, however, please sign, date and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. You may revoke your proxy at any time before it is exercised and it will not be used if you attend the meeting and prefer to vote in person.

                                         Sincerely yours,

                                         /s/ A. B. Schmitt

                                         A. B. Schmitt
                                         President and Chief Executive Officer

                            LAYNE CHRISTENSEN COMPANY
                          1900 SHAWNEE MISSION PARKWAY
                           MISSION WOODS, KANSAS 66205

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 31, 2001

         The Annual Meeting of Stockholders of Layne Christensen Company, a Delaware corporation ("Layne Christensen"), will be held at the Corporate Headquarters of Layne Christensen, located at 1900 Shawnee Mission Parkway, Mission Woods, Kansas, on Thursday, May 31, 2001, commencing at 10:00 a.m., local time, and thereafter as it may from time to time be adjourned, for the following purposes:

         1. To elect two Class III directors to hold office for terms expiring at the 2004 Annual Meeting of the Stockholders of Layne Christensen and until their successors are duly elected and qualified or until their earlier death, retirement, resignation or removal;

         2. To consider and act upon ratification and approval of the selection of the accounting firm of Deloitte & Touche LLP as the independent auditors of Layne Christensen for the fiscal year ending January 31, 2002; and

         3. To transact such other business as may properly come before the meeting and any adjournment or adjournments thereof.

         The Board of Directors of Layne Christensen has fixed the close of business on April 2, 2001, as the record date for determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or adjournments thereof.

         All stockholders are cordially invited to attend the meeting. Whether or not you intend to be present at the meeting, the Board of Directors of Layne Christensen solicits you to sign, date and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. You may revoke your proxy at any time before it is exercised and it will not be used if you attend the meeting and prefer to vote in person. Your vote is important and all stockholders are urged to be present in person or by proxy.

                                    By Order of the Board of Directors



                                    A. B. Schmitt
                                    President and Chief Executive Officer

April 26, 2001
Mission Woods, Kansas

                            LAYNE CHRISTENSEN COMPANY
                          1900 SHAWNEE MISSION PARKWAY
                           MISSION WOODS, KANSAS 66205

                            -------------------------

                                 PROXY STATEMENT

                            -------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 31, 2001

                            -------------------------

                                  INTRODUCTION

         This Proxy Statement is being furnished to the stockholders of Layne Christensen Company, a Delaware corporation ("Layne Christensen" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Thursday, May 31, 2001, and at any adjournment or adjournments thereof (the "Annual Meeting"). The Annual Meeting will commence at 10:00 a.m., local time, and will be held at the Corporate Headquarters of Layne Christensen, located at 1900 Shawnee Mission Parkway, Mission Woods, Kansas 66205.

         This Proxy Statement and the enclosed form of proxy were first mailed to the Company's stockholders on or about April 26, 2001.

PROXIES

         You are requested to complete, date and sign the enclosed form of proxy and return it promptly to the Company in the enclosed postage prepaid envelope. Shares represented by properly executed proxies will, unless such proxies previously have been revoked, be voted in accordance with the stockholders' instructions indicated in the proxies. If no instructions are indicated, such shares will be voted in favor of the election of the nominees for directors named in this Proxy Statement, in favor of ratifying the selection of the accounting firm of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year, and, as to any other matter that properly may be brought before the Annual Meeting, in accordance with the discretion and judgment of the appointed proxies. A stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by filing written notice of revocation with the Assistant Secretary of the Company, by executing and delivering to the Assistant Secretary of the Company a proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

VOTING AT THE MEETING

         For purposes of voting on the proposals described herein, the presence in person or by proxy of stockholders holding a majority of the total outstanding shares of the Company's common stock, $0.01 par value, shall constitute a quorum at the Annual Meeting. Only holders of record of shares of the Company's common stock as of the close of business on April 2, 2001 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or adjournments thereof. As of the Record Date, 11,707,694 shares of the Company's common stock were outstanding and entitled to be voted at the Annual Meeting. Each share of common stock is entitled to one vote on each matter properly to come before the Annual Meeting.

         Directors are elected by a plurality (a number greater than those cast for any other candidates) of the votes cast, in person or by proxy, of stockholders entitled to vote at the Annual Meeting for that purpose. The affirmative vote of the holders of a majority of the shares of the Company's common stock, represented in person or by proxy and entitled to vote at the Annual Meeting, is required for (i) the ratification of the selection of Deloitte & Touche

LLP as the Company's independent auditors and (ii) the approval of such other matters as properly may come before the Annual Meeting or any adjournment thereof.

         In accordance with Delaware law, a stockholder entitled to vote in the election of directors can withhold authority to vote for all nominees for directors or can withhold authority to vote for certain nominees for directors. Votes withheld in connection with the election of one or more nominees for director will not be counted as votes cast for such nominees. Abstentions from the proposal to approve the ratification of the selection of the Company's independent auditors are treated as votes against the proposal. Broker non-votes on a proposal are treated as shares of Layne Christensen common stock as to which voting power has been withheld by the respective beneficial holders and, therefore, as shares not entitled to vote on the proposal as to which there is the broker non-vote. Accordingly, broker non-votes are not counted for purposes of determining whether a proposal has been approved.

SOLICITATION OF PROXIES

         This solicitation of proxies for the Annual Meeting is being made by the Company's Board of Directors. The Company will bear all costs of such solicitation, including the cost of preparing and mailing this Proxy Statement and the enclosed form of proxy. After the initial mailing of this Proxy Statement, proxies may be solicited by mail, telephone, telegram, facsimile transmission or personally by directors, officers, employees or agents of the Company. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held of record by them, and their reasonable out-of-pocket expenses, together with those of the Company's transfer agent, will be paid by Layne Christensen.

         A list of stockholders entitled to vote at the Annual Meeting will be available for examination at least ten days prior to the date of the Annual Meeting during normal business hours at the Company's Corporate Headquarters, 1900 Shawnee Mission Parkway, Mission Woods, Kansas, 66205. The list also will be available at the Annual Meeting.

                                     ITEM 1

                              ELECTION OF DIRECTORS

         The Company's Board of Directors currently consists of six directors. The Certificate of Incorporation of Layne Christensen divides the Board of Directors into three classes of directors, with the directors serving staggered terms of three years and until their respective successors are duly elected and qualified or until their respective earlier death, retirement, resignation or removal. The present terms of Todd A. Fisher and Edward A. Gilhuly, Class III directors, expire at this Annual Meeting. Directors in Class I (Donald K. Miller and Andrew B. Schmitt) and Class II (Robert J. Dineen and Sheldon R. Erikson) have been elected to terms expiring at the time of the annual meetings of stockholders in 2002 and 2003, respectively.

         One of the purposes of this Annual Meeting is to elect two directors in Class III to serve for three-year terms expiring at the Annual Meeting of Stockholders in 2004 and until their successors are duly elected and qualified or until their earlier death, retirement, resignation or removal. The Board of Directors has designated Todd A. Fisher and Edward A. Gilhuly as the nominees proposed for election at the Annual Meeting. Unless authority to vote for the nominees is withheld, it is intended that the shares represented by properly executed proxies in the form enclosed will be voted for the election as directors of the nominees. In the event that one or both of the nominees should become unavailable for election, it is intended that the shares represented by the proxies will be voted for the election of such substitute nominee as may be designated by the Board of Directors, unless the authority to vote for the nominee who has ceased to be a candidate has been withheld. The nominees have indicated their willingness to serve as directors if elected, and the Board of Directors has no reason to believe that the nominees will be unavailable for election.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF TODD A. FISHER AND EDWARD A. GILHULY AS CLASS III DIRECTORS OF THE COMPANY.

NOMINEES AND DIRECTORS CONTINUING IN OFFICE

         The following table sets forth certain information with respect to the persons nominated by the Board of Directors for election as Class III directors at the Annual Meeting and each director whose term of office will continue after the Annual Meeting.

                                                                       PRESENT POSITION                 DIRECTOR
                  NAME                                      AGE        WITH THE COMPANY                   SINCE
                  ----                                      ---        ----------------                   -----

NOMINEES
         CLASS III:  TERM TO EXPIRE IN 2004
                  Todd A. Fisher .....................       35        Director                            1997
                  Edward A. Gilhuly ..................       41        Director                            1992

DIRECTORS CONTINUING IN OFFICE

         CLASS I:  TERM TO EXPIRE IN 2002
                  Donald K. Miller ...................       69        Director                            1996
                  Andrew B. Schmitt...................       52        President, Chief Executive          1993
                                                                          Officer and Director

         CLASS II:  TERM TO EXPIRE IN 2003
                  Robert J. Dineen ...................       71        Chairman of the Board               1983
                                                                          and Director

                  Sheldon R. Erikson .................       59        Director                            1997


         The business experience during the last five fiscal years of the persons nominated by the Board of Directors for election as Class III directors at the Annual Meeting and each director whose term of office will continue after the Annual Meeting is as follows:

         ROBERT J. DINEEN has served as Chairman of the Board of the Company since August 1992. From May 1986 until his retirement in August 1993, Mr. Dineen was President and Chief Executive Officer of The Marley Company, a manufacturer and supplier of engineered equipment and services for heating, fluid handling, control and treatment and heat exchange. Mr. Dineen served as a director of Kansas City Power & Light Company from 1987 to 2000. Mr. Dineen is currently a director of Owens-Illinois, Inc.

         SHELDON R. ERIKSON has been Chairman of the Board of Cooper Cameron Corporation, a manufacturer of oil and gas pressure control equipment, centrifugal air compressors, integral gas compressors and turbochargers, since May 1996 and President and Chief Executive Officer since January 1995. He was Chairman of the Board from 1988 to April 1995 and President and Chief Executive Officer from 1987 to April 1995 of The Western Company of North America, an international petroleum service company engaged in pressure pumping, well stimulating and cementing and offshore drilling. Mr. Erikson is a director of Triton Energy Corporation, Spinnaker Exploration Company and NCI Building Systems, Inc.

         TODD A. FISHER has been an executive of Kohlberg Kravis Roberts & Co., L.P. ("KKR") since June 1993 and a member of KKR & Co., L.L.C., the general partner of KKR, since January of 2001. From July 1992 to June 1993, Mr. Fisher was an associate at Goldman, Sachs & Co. Mr. Fisher is also a member of the board of directors of Accuride Corporation and TAI Limited (the ultimate parent company of Willis Group plc).

         EDWARD A. GILHULY is a managing director of Kohlberg Kravis Roberts & Co. Ltd. and has been a member of KKR & Co. L.L.C. since 1996 and a general partner of KKR Associates, L.P. ("KKR Associates") since 1995. During 1995, Mr. Gilhuly was a general partner of KKR. Prior to 1995, he was an executive of KKR and a limited partner of KKR Associates for more than five years. Mr. Gilhuly is a director of Owens-Illinois, Inc.

         DONALD K. MILLER has been Chairman of Axiom International Investors, LLC, a company engaged in international equity asset management, since 1999. He has also been President of Presbar Corporation, a private firm engaged in private equity investing and investment banking, since 1986, and was formerly Chairman of Greylock Financial, Inc., an affiliate of Greylock Management Corporation, from 1986 to 1996. In addition, Mr. Miller served as Chairman and Chief Executive Officer of Thomson Advisory Group L.P. (now PIMCO Advisors Holdings L.P.), an asset management company, from 1990 to 1993 and as Vice Chairman from 1993 to 1994. Mr. Miller also served as Chairman of the Board of Directors of Christensen Boyles Corporation ("CBC") from 1986 to December 1995 and was involved in the formation of CBC and in the acquisition of Boyles Bros. Drilling Company and Christensen Mining Products. He currently is on the Board of Directors of Huffy Corporation and RPM, Inc. and has spent the majority of his career in investment banking or as an investor focusing on a variety of industries.

         ANDREW B. SCHMITT has served as President and Chief Executive Officer of the Company since October 1993. For approximately two years prior to joining the Company, Mr. Schmitt was a partner in two privately owned hydrostatic pump and motor manufacturing companies and an oil and gas service company. He served as President of the Tri-State Oil Tools Division of Baker Hughes Incorporated from February 1988 to October 1991.

         There is no arrangement or understanding between any director and any other person pursuant to which such director was selected as a director of the Company.

COMPENSATION OF DIRECTORS

         Each director of the Company who is not also an employee of the Company receives an annual fee of $17,500, payable in quarterly installments, except that the director may elect to defer receipt of the compensation in accordance with the terms of the Company's Deferred Compensation Plan for Directors. Directors of the Company who are also employees of the Company receive no compensation for service to Layne Christensen as directors.

         Under the Company's Deferred Compensation Plan for Directors, directors of the Company can elect to receive deferred compensation in three forms--a cash credit, a stock credit or a combination of the two. The value of deferrals made in the form of a stock credit track the value of the Company's common stock. Deferrals made in the form of a cash credit will accumulate interest at a rate based on the annual yield of the longest term United States Treasury Bond outstanding at the end of the preceding year. All payments made under the plan will be made in cash. As of January 1, 2001, Mr. Erikson had accumulated the equivalent of 8,924.3 shares of common stock in his stock credit account, Mr. Fisher had accumulated the equivalent of 2,610.3 shares of common stock in his stock credit account, Mr. Gilhuly had accumulated the equivalent of 9,126.4 shares of common stock in his stock credit account, and Mr. Miller had accumulated the equivalent of 6,292.6 shares of common stock in his stock credit account.

MEETINGS OF THE BOARD AND COMMITTEES

         During the fiscal year ended January 31, 2001, the Board of Directors of Layne Christensen held three meetings. The Board of Directors' fourth quarterly meeting was held on March 6, 2001, shortly after the commencement of fiscal year 2002. All directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which they served which were held during such fiscal year. It should be noted that the Company's directors discharge their responsibilities throughout the year, not only at such Board of Directors and committee meetings, but through personal meetings and other communications with members of management and others regarding matters of interest and concern to the Company.

         Pursuant to the Company's Bylaws, the Board of Directors has established Audit and Compensation Committees of the Board of Directors. There currently is no Nominating Committee or committee performing similar functions of the Board of Directors.

         The Audit Committee assists the Board of Directors in fulfilling its responsibilities with respect to the Company's accounting and financial reporting practices and in addressing the scope and expense of audit and related services provided by the Company's independent auditors. The Audit Committee is responsible for recommending the appointment of the Company's independent auditors and reviewing the terms of their engagement, reviewing the Company's policies and procedures with respect to internal auditing, accounting and financial controls and reviewing the scope and results of audits and any auditor recommendations. At its May 2000 meeting, the Audit Committee approved a formal Audit Committee Charter. The complete text of the Charter is included in Appendix A to this

Proxy Statement. The current members of the Audit Committee are Donald K. Miller, Sheldon R. Erikson and Todd A. Fisher. The Report of the Audit Committee for fiscal year 2001 appears on page 13 below.

         The Compensation Committee reviews management compensation, evaluates the performance of management, considers management succession and makes recommendations to the Board of Directors regarding the compensation and benefits of the Company's executive officers and the members of the Board of Directors. The Compensation Committee also administers certain of the Company's incentive plans, including the Company's Executive Incentive Compensation Plan. The current members of the Compensation Committee are Robert J. Dineen, Edward
A. Gilhuly and Sheldon R. Erikson. The Compensation Committee met once during the fiscal year ended January 31, 2001, in addition to personal meetings and other communications conducted throughout the year with members of management and each other regarding compensation issues within the committee's area of responsibility.

COMPOSITION OF THE AUDIT COMMITTEE

         The Board of Directors has determined that, as a result of a recent change in the ownership of the Company's common stock which resulted in KKR and/or its affiliates once again becoming the largest shareholder of the Company, Mr. Todd A. Fisher no longer meets the definition of an "independent director," as that term is defined in Nasdaq Marketplace Rule 4200(a)(14). Mr. Fisher no longer qualifies as an independent director because he is currently employed by KKR, and, as the largest shareholder of the Company with a 17.7% ownership interest, KKR could be deemed to be an affiliate of the Company.

         However, on April 6, 2001, the Board of Directors decided to allow Mr. Fisher to remain a member of the Audit Committee pursuant to the exception provided in Nasdaq Marketplace Rule 4350(d)(2)(B), which allows a company to have one director on it's Audit Committee who is not independent as defined in Nasdaq Marketplace Rule 4200(a)(14). The Board of Directors determined that Mr. Fisher's continued membership on the Audit Committee would be in the best interests of the Company and its shareholders because, even though Mr. Fisher is employed by KKR and as a result does not meet the technical definition of an "independent director," both Mr. Fisher's interests as an employee of KKR and KKR's interests as the largest shareholder of the Company are almost perfectly aligned with the other shareholders of the Company. Furthermore, the Board explained that Mr. Fisher has extensive employment experience in finance and accounting which has resulted in his financial sophistication, and his contributions to the Audit Committee have been very valuable to the Company. Finally, the Board noted that it has become extremely difficult to find qualified individuals who are willing to serve on the Audit Committee of the Board of Directors of a public company and the current size of the Company does not warrant the cost of adding an additional director to the Board.

         The other two members of the Audit Committee qualify as independent directors under Nasdaq Marketplace Rule 4200(a)(14).

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

         The following table sets forth for the fiscal years ended January 31, 2001, January 31, 2000, and January 31, 1999, respectively, the compensation of the Company's chief executive officer and of each of the Company's four other most highly compensated executive officers whose remuneration for the fiscal year ended January 31, 2001, exceeded $100,000 (collectively, the "Named Executive Officers") for services to the Company and its subsidiaries in all capacities:




                                                     SUMMARY COMPENSATION TABLE

                                                                                                  LONG TERM COMPENSATION
                                                                                  --------------------------------------------------

                                            ANNUAL COMPENSATION                            AWARDS          PAYOUTS
                             ---------------------------------------------------  ----------------------  ---------
                                                                  OTHER           RESTRICTED
                                                                  ANNUAL             STOCK      OPTIONS/    LTIP        ALL OTHER
   NAME AND PRINCIPAL        FISCAL    SALARY      BONUS(1)   COMPENSATION(2)(3)    AWARDS        SARS     PAYOUTS   COMPENSATION(4)
        POSITION              YEAR       ($)         ($)            ($)               ($)          #         ($)           ($)
-------------------------     ----   ----------   ----------  ------------------  ----------   ---------  ---------  ---------------

Andrew B. Schmitt             2001     325,000    163,321              0               0         75,000         0           8,656
President, Chief Executive    2000     325,000          0              0               0         87,500         0           6,456
Officer and Director          1999     314,423          0              0               0         50,000         0           7,514

H. Edward Coleman             2001     191,154     69,726          1,531               0              0         0          12,020
Senior Vice President         2000     185,000          0          1,212               0         32,250         0          10,935
                              1999     181,538          0          1,453               0         15,000         0          14,319

Norman E. Mehlhorn            2001     189,615     69,726              0               0              0         0           8,469
Senior Vice President         2000     185,000          0              0               0         32,250         0           7,116
                              1999     181,538          0              0               0         15,000         0           7,200

Eric R. Despain               2001     174,615          0              0               0              0         0           7,813
Senior Vice President         2000     170,000          0              0               0         25,000         0           4,931
                              1999     156,308          0              0               0         25,000         0           6,220

Jerry W. Fanska               2001     166,615     61,057          1,337               0              0         0           9,610
Vice President--Finance       2000     166,800          0          1,059               0         42,250         0           7,893
and Treasurer                 1999     150,000          0          1,273               0         25,000         0           8,737

         ________________________

         (1) Reflects bonuses earned for the fiscal years ended January 31, 2001, 2000 and 1999, respectively.

         (2) Excludes perquisites and other benefits, unless the aggregate amount of such compensation exceeds the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the Named Executive Officer.

         (3) Reflects additional compensation paid to the Named Executive Officer for taxes incurred on the imputed income resulting from interest-free loans from the Company.

         (4) All Other Compensation for the fiscal year ended January 31, 2001, includes Layne Christensen contributions in the amounts of $7,000, $6,069, $6,538, $6,985 and $6,501, which accrued during such fiscal year for the accounts of Messrs. Schmitt, Coleman, Mehlhorn, Despain and Fanska, respectively, under the Company's Capital Accumulation Plan; the cost of term life insurance paid by the Company for the benefit of Messrs. Schmitt, Coleman, Mehlhorn, Despain and Fanska, in the amounts of $1,656, $2,614, $1,931, $828 and $777, respectively; and
                  imputed income from interest-free loans from the Company for the benefit of Messrs. Coleman and Fanska pursuant to the Company's 1992 Stock Option Plan in the amounts of $3,337 and $2,332, respectively.

                  All Other Compensation for the fiscal year ended January 31, 2000, includes Layne Christensen contributions in the amounts of $4,050, $4,943, $4,953, $3,792, and $4,953 which accrued during such fiscal year for the accounts of Messrs. Schmitt, Coleman, Mehlhorn, Despain and Fanska, respectively, under the Company's Capital Accumulation Plan; the cost of term life insurance paid by the Company for the benefit of Messrs. Schmitt, Coleman, Mehlhorn, Despain and Fanska, in the amounts of $2,406, $3,350, $2,163, $1,139 and $1,094, respectively;
                  and imputed income from interest-free loans from the Company for the benefit of Messrs. Coleman and Fanska pursuant to the Company's 1992 Stock Option Plan in the amounts of $2,642 and $1,846, respectively.

                  All Other Compensation for the fiscal year ended January 31, 1999, includes Layne Christensen contributions in the amounts of $5,036, $4,320, $4,320, $4,038 and $4,286, which accrued during such fiscal year for the accounts of Messrs. Schmitt, Coleman, Mehlhorn, Despain and Fanska, respectively, under the Company's Capital Accumulation Plan; the cost of term life insurance paid by the Company for the benefit of Messrs. Schmitt, Coleman, Mehlhorn, Despain and Fanska, in the amounts of $2,478, $6,832, $2,880, $2,182 and $2,232, respectively;
                  and imputed income from interest-free loans from the Company for the benefit of Messrs. Coleman and Fanska, pursuant to the Company's 1992 Stock Option Plan in the amounts of $3,167 and $2,219, respectively.

OPTION GRANTS DURING FISCAL 2001

         The following table sets forth information with respect to each Named Executive Officer concerning grants during the fiscal year ended January 31, 2001, of stock options under the Company's 1992 Stock Option Plan (the "1992 Option Plan"), the Company's 1996 District Stock Option Plan (the "1996 Option Plan") and stock appreciation rights ("SARS").

                                              OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

                                                                                                 POTENTIAL REALIZABLE VALUE AT
                                                                                               ASSUMED ANNUAL RATES OF STOCK PRICE
                                                  INDIVIDUAL GRANTS                              APPRECIATION FOR OPTION TERM (2)
                     ----------------------------------------------------------------------   ------------------------------------
                                    % of Total
                     Options/      Options/SARs
                       SARs         Granted to      Exercise or
                     Granted (3)   Employees in      Base Price                                   0%           5%           10%
      Name              #          Fiscal Year      ($/Per Share)       Expiration Date (4)       $            $             $
-----------------  ----------      -----------      -------------       -------------------    --------    --------      --------

Andrew B. Schmitt    75,000           44.8               4.00            September 22, 2005       0         188,668       478,123

__________________________________

(1) No stock appreciation rights were granted by the Company during the fiscal year ended January 31, 2001.

(2) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's common stock over the term of the options.

(3) The options granted to Mr. Schmitt during the fiscal year ended January 31, 2001, are exercisable beginning on the day immediately following the first anniversary of the grant date, with 25% of such options becoming exercisable at that time and with an additional 25% of such options becoming exercisable on the day immediately following each successive anniversary date. Full vesting occurs on the day immediately following the fourth anniversary of the grant date. In the event of a "change in control" (as defined in the optionees' stock option agreements), the options become fully vested.

(4) The options were granted for a term of ten years, subject to earlier termination in certain events related to termination of employment.

OPTION/SAR EXERCISES AND HOLDINGS

         The following table sets forth information with respect to each Named Executive Officer concerning the exercise of options and stock appreciation rights ("SARs") during the fiscal year ended January 31, 2001, and unexercised options and SARs held as of January 31, 2001.



      AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND JANUARY 31, 2001 OPTION/SAR VALUES (1)

                                                          NUMBER OF
                                                          SECURITIES
                                                         UNDERLYING                              VALUE OF
                       SHARES                            UNEXERCISED                           UNEXERCISED
                      ACQUIRED                         SHARES OPTIONS/                         IN-THE-MONEY
                         ON         VALUE                   SARS AT                          OPTIONS/SARS AT
                      EXERCISE     REALIZED            JANUARY 31, 2001                   JANUARY 31, 2001 (2)
       NAME               #           ($)                     #                                    ($)
------------------   ---------     --------      ----------------------------         -----------------------------
                                                 EXERCISABLE    UNEXERCISABLE         EXERCISABLE     UNEXERCISABLE
                                                 -----------    -------------         -----------     -------------
Andrew B. Schmitt          0           0           291,875         170,625                    0          51,600
H. Edward Coleman          0           0            95,379          33,188                    0               0
Norman E. Mehlhorn         0           0            95,379          33,188                    0               0
Eric R. Despain            0           0            16,250          33,750                    0               0
Jerry W. Fanska            0           0            82,562          46,688                    0               0

-------------------------------

 (1)     No stock appreciation rights have ever been granted by the Company.

 (2) As of January 31, 2001, the last reported sale price of the Company's Common Stock, which was reported on the NASDAQ National Market System on January 31, 2001, was $4.688 per share. Value is calculated by determining the difference between the option exercise price and $4.688, multiplied by the number of shares of Common Stock underlying the options.

INCENTIVE COMPENSATION PLAN

         The Company adopted an Executive Incentive Compensation Plan (the "IC Plan") in fiscal 1993. Each of the Company's executive officers, including the Named Executive Officers, is eligible to participate in the IC Plan. Under the IC Plan, each participant will be eligible for an annual cash bonus in a target amount (the "Target Bonus") equal to a percentage (approximately 50% in the case of Mr. Schmitt and approximately 37.5% in the case of Messrs. Coleman, Mehlhorn, Despain and Fanska) of such participant's base compensation. The Target Bonus will be adjusted (up or down) based upon the performance of the Company as compared to certain financial goals included in the business plan adopted and approved by the Board of Directors. In no event, however, can a participant's annual cash bonus under the IC Plan exceed 100% of such participant's base compensation for the relevant year. No bonus will be payable should performance be equal to or below 80% of the relevant goals established by the business plan. In addition, the formula bonus derived as described in the preceding sentences can be further adjusted (up or down) at the discretion of the Board of Directors by one-third of the Target Bonus. All or part of an employee's incentive compensation under the IC Plan may, at the discretion of the Board of Directors, be paid in the form of shares of the Company's common stock which may consist of authorized but unissued shares of common stock or shares of common stock reacquired by the Company on the open market. Messrs. Schmitt, Coleman, Mehlhorn and Fanska received payments under the IC Plan for services rendered to the Company in the fiscal year ended January 31, 2001, in the amounts of $163,321, $69,726, $69,726 and $61,057, respectively. See "Executive Compensation and Other Information--Executive Compensation."

CAPITAL ACCUMULATION PLAN

         The Company has adopted a capital accumulation plan (the "Capital Accumulation Plan"). Each of the Company's executive officers, including the Named Executive Officers, and substantially all other salaried employees of the Company are eligible to participate in the Capital Accumulation Plan. The Capital Accumulation Plan is a defined contribution plan qualified under Section 401, including Section 401(k), of the Internal Revenue Code of 1986, as amended (the "Code"). The Capital Accumulation Plan provides for two methods of Company contributions, a Company matching contribution tied to and contingent upon participant deferrals and a Company profit sharing contribution which is not contingent upon participant deferrals. The amount, if any, of Company paid contributions, both matching and profit sharing, for each fiscal year under the Capital Accumulation Plan is determined by the Board of Directors in its discretion. Each eligible employee meeting certain service requirements participates in Company profit sharing contributions to the Capital Accumulation Plan in the proportion his or her eligible compensation bears to the aggregate compensation of the group participating in the Capital Accumulation Plan. In addition, each eligible employee meeting certain service requirements and electing to defer a portion of his or her compensation under the Capital Accumulation Plan participates in the Company's matching contribution program pursuant to a formula as designated by the Board of Directors. At the option of the Board of Directors of the Company, all or any portion of such Company contributions may be made in the Company's common stock. In addition, each participant can voluntarily contribute, on a pre-tax basis, a portion of his or her compensation (which in no event can exceed $10,500 for the calendar year
2001) under the Capital Accumulation Plan. A participant's account will be placed in a trust and invested at the participant's direction in any one or more of a number of available investment options. Each participant may receive the funds in his or her Capital Accumulation Plan account upon termination of employment. For services rendered in fiscal 2001, total Company contributions under the Capital Accumulation Plan of $7,000, $6,069, $6,538, $6,985 and $6,501 accrued for the accounts of Messrs. Schmitt, Coleman, Mehlhorn, Despain and Fanska, respectively.

RETIREMENT, DISABILITY AND DEATH PLANS

         The Company has agreed to pay Mr. Schmitt an annual retirement benefit beginning at age 65 equal to 40% of the average of his total compensation (as defined in the agreement) received during the highest five consecutive years out of his last ten years of employment, less 60% of his annual primary Social Security benefit (the "Annual Benefit"). The Annual Benefit is to be reduced, however, by the annual annuity equivalent of the value of all funds, including earnings, in the Company funded portion of Mr. Schmitt's Capital Accumulation Plan account as of the date of his retirement (the "Annuity Equivalent"). As of January 31, 2001, the Company funded balance in Mr. Schmitt's account under the Capital Accumulation Plan was $27,900. To the extent the Annual Benefit is not satisfied by the Annuity Equivalent, payments will be made out of the general funds of the Company. The agreement includes certain provisions, exercisable at Mr. Schmitt's election, for early retirement and joint and survivor benefits if he is married at the time payment commences. Upon termination of Mr. Schmitt's service for any reason other than disability or death, and subject to special provisions in the event of a "change in control" as discussed below, his Annual Benefit will vest in the percentage determined under the following schedule:

                              YEARS OF SERVICE            VESTING PERCENTAGE
                              ----------------            ------------------

                                    6                             20%
                                    7                             40%
                                    8                             60%
                                    9                             80%
                                   10                            100%

Mr. Schmitt currently has seven years of service credited towards his annual retirement benefit.

         Mr. Schmitt is entitled to a disability benefit determined in the same manner as the Annual Benefit as of the date of termination of his service resulting from total and permanent disability (the "Disability Benefit"). The Disability Benefit will also be reduced by the Annuity Equivalent. Disability is to be determined by an administrative committee of the Board of Directors to be appointed at the time of any claim of disability.

         Mr. Schmitt's surviving spouse, if any, will be entitled to receive a death benefit (the "Death Benefit") upon Mr. Schmitt's death which will be equal to the Annual Benefit his surviving spouse would have received if (i) he had retired at the date of his death and had received an Annual Benefit in the form of a monthly joint and survivor benefit and (ii) he subsequently died. The Death Benefit will be reduced by the Annuity Equivalent.

         In the event of Mr. Schmitt's death or involuntary termination within two years following a "change in control" (as defined in the agreement), Mr. Schmitt's benefits under his retirement plan become fully vested effective upon such death or involuntary termination. A "change in control" is deemed to occur if (i) during any 24-month period, individuals who at the beginning of such period constituted the Company's Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of a majority of the directors who either were directors at the beginning of such period or whose election or nomination was previously so approved cease for any reason to constitute a majority of the Board of Directors of the Company, or (ii) the beneficial ownership of the Company's common stock changes resulting in KKR having less beneficial ownership than any person or group of persons if that person or group of persons holds 20% or more of the outstanding common stock of the Company. Based upon the beneficial ownership of the Company's common stock reported by third parties in filings with the Securities and Exchange Commission, a "change in control", as defined above, did occur during fiscal year 2000.

CERTAIN CHANGE-IN-CONTROL AGREEMENTS

         The benefits which Mr. Schmitt will receive under his annual retirement benefit program may be adjusted and, in addition, he will be entitled to a lump-sum payment equal to 24 month's salary in the event of a change in control. In addition, all of the executive officers who have been granted stock options have a "change in control" provision in their respective Incentive Stock Option Agreements ("ISO Agreements") issued in accordance with the terms of the Company's 1992 Option Plan and the Company's 1996 Option Plan. See "Stock Option Plans - Report of Board of Directors and Compensation Committee on Executive Compensation." Under the terms of the ISO Agreements, the options vest at the rate of either 20% or 25% per year beginning on the first day following the first anniversary of the option grant date. In the event of a change in control, however, the options become 100% vested.

         Under the terms of the ISO Agreements of the executive officers executed during or after fiscal 1999, a "change in control" is deemed to occur if: (i) there is a change in the composition of the Board of Directors of the Company; (ii) any person, except for certain interested parties, acquires 35% or more of the voting power of the Company's outstanding securities; or (iii) there is a substantial change in the Company's business structure through merger, sale of assets or other event. No ISO Agreements were entered into during fiscal 1998. Under the terms of the ISO Agreements of the executive officers executed in fiscal 1997, a "change in control" is deemed to occur if, during any 24-month period, individuals who at the beginning of such period constituted the Company's Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of a majority of the directors who either were directors at the beginning of such period or whose election or nomination was previously so approved cease for any reason to constitute a majority of the Board of Directors of the Company. A "change in control" will not be deemed to have occurred, however, if such a change in the composition of the Board of Directors occurs in connection with any public offering by the Company, KKR or their affiliates.

REPORT OF BOARD OF DIRECTORS AND COMPENSATION COMMITTEE ON EXECUTIVE
COMPENSATION

         The Company's executive compensation program currently is administered by the Compensation Committee of the Board of Directors which is comprised of Messrs. Dineen, Gilhuly and Erikson. It is the Compensation Committee's duty to review the compensation levels of management, evaluate performance of management and consider management succession and related matters. The Company's incentive plans, including the Company's 1992 Option Plan, the Company's 1996 Option Plan (collectively, the "Option Plans") and the Company's Executive Incentive Compensation Plan ("Incentive Plan"), are administered by the Board of Directors with respect to grants made to officers of the Company.

         Compensation Policy. The Company's overall compensation policy is designed to attract, retain and motivate qualified individuals who are expected to contribute to the Company's long-term growth and success. The Company has adopted an annual incentive compensation program which is designed to reinforce its strategic long and short term goals and to provide executive officers with the opportunity to receive greater compensation in those years in which the Company achieves its financial goals than in those years in which it does not. In addition, the Company's Option Plans are designed to promote a mutuality of interest between executive officers and stockholders through stock purchases and options allowing the executive officers and stockholders to share in the risks and rewards associated with stock ownership.

         Compensation Components. The Company's executive compensation program is reviewed periodically to ensure that pay levels and incentive opportunities are competitive and reflect the performance of the Company and the individual executive officer. The principal components of the Company's executive compensation package are salary, annual incentive compensation and stock options.

         Base Salary. Base pay levels largely are determined through an assessment of the executive officer's performance during the relevant period based upon objective and subjective criteria and, to a lesser extent, through an informal comparison with similarly sized public companies engaged primarily in related industries. The Company does not know of any direct competitors which are public companies. Accordingly, the Compensation Committee has had to look at companies outside of its industry to identify companies for which a comparison of pay levels would be deemed by the committee to be relevant. These companies are not necessarily the same companies which comprise the index of companies with similar market capitalizations utilized for purposes of Company shareholder returns in the performance graph included elsewhere in the Proxy Statement. Actual salaries are based upon subjective assessments of individual factors such as the responsibilities of the position and the skill, knowledge and experience of each individual executive officer. Each executive officer's individual performance is considered from the previous year and takes into account an assessment of the executive officer's growth and effectiveness in the performance of his duties.

         Incentive Compensation. Under the Company's Incentive Plan, bonuses are paid based on the officer's performance and the performance of the entire Company. The Incentive Plan is administered by the Board of Directors. The target bonus is 50% of base salary in the case of Mr. Schmitt and, in the case of the remaining executive officers, 37.5% of base salary, subject to adjustment up or down by one-third in the case of extraordinary circumstances. The Company's performance for purposes of incentive compensation decisions is measured against goals established for the Incentive Plan at the beginning of the fiscal year by the Board of Directors. The maximum bonus payable is 100% of salary, and no bonus is payable if the Company does not attain at least 80% of the established goals. For fiscal 2001, two goals were established by the Board in order to qualify for payment of incentive compensation: earnings before interest, taxes, depreciation and amortization (as adjusted by the Board) ("EBITDA"), and return on adjusted employed capital ("ROEC"). These two targets were weighted 75% for adjusted EBITDA and 25% for adjusted ROEC.

         Stock Option Plans. Under the Company's Option Plans, each Named Executive Officer and certain other key employees are eligible to receive options to purchase shares of the Company's common stock. The Option Plans are administered by the Board of Directors. Under the Option Plans, the Board is authorized from time to time to grant to executive officers and other employees of the Company options to purchase up to an aggregate of 1,900,000 shares (as amended) of the common stock at a price fixed by the Board. Such options may be either incentive stock options or non-qualified stock options. The price for incentive stock options cannot be less than the fair market value of the Company's common stock on the date of grant while the price for non-qualified options may be set at any price. Individual grant sizes are determined after considering the Company's performance and the competitiveness of the Named Executive Officer's long-term compensation package. The Board also takes into account the number of shares of the Company's common stock and stock options held by or previously granted to each Named Executive Officer. The grant of stock options is intended to strengthen the linkage between executive compensation and stockholder return.

         No option granted under the Option Plans are exercisable more than ten years after the date of grant. All options granted under the Option Plans are evidenced by and subject to option agreements entered into by the Company and the individual receiving the options.

         Discussion of 2001 Compensation for the Chief Executive Officer. In the Compensation Committee's review of executive compensation, it took into consideration the impact that developments in the markets for gold, copper and other metals had on the Company's earnings for fiscal 2001 and the corresponding negative impact on the Company's stock price. Although the committee believed that the executive team, including Mr. Schmitt, had performed well under very difficult market conditions, it also believed that the company's earnings performance should be taken into consideration when considering adjustments to executive compensation.

         The committee concluded that in the fiscal 2001 earnings environment it would be more appropriate to focus on long-term incentives, rather than salary, for Mr. Schmitt. The committee noted that the depressed minerals markets had continued to adversely impact the Company's stock price and, as a result, all of the options previously granted to Mr. Schmitt were well below the current market price. After consideration of these factors, the committee elected not to increase Mr. Schmitt's salary but to approve a grant of additional stock options on shares of the

Company's stock. Mr. Schmitt received a non-qualified five-year grant for 75,000 shares of the Company's common stock at an exercise price of $4.00 per share, the market price on the date of the grant.

         Mr. Schmitt is a participant under the Incentive Plan. The Company met the performance criteria established by the Board for fiscal 2001 under the Incentive Plan. As a result, Mr. Schmitt received an incentive compensation award for fiscal 2001 in the amount of $163,321.

         Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1 million on the amount of annual compensation that may be deducted by the Company in any year with respect to the Company's Chief Executive Officer and its other four most highly compensated executive officers. Certain performance-based compensation approved by stockholders is not subject to this deduction limitation, and is, therefore, deductible.

         The Company intends to maximize the deductibility of executive compensation while retaining the discretion necessary to compensate executive officers in a manner commensurate with performance and the competitive market for executive talent, and, therefore, the Committee and/or the Board may from time to time, in circumstances it deems appropriate, award compensation in addition to these option grants and bonus payments that may not be deductible.

                                                        COMPENSATION COMMITTEE
                     BOARD OF DIRECTORS               OF THE BOARD OF DIRECTORS

         Robert J. Dineen       Donald K. Miller           Robert J. Dineen
         Edward A. Gilhuly      Sheldon R. Erikson         Edward A. Gilhuly
         Todd A. Fisher         Andrew B. Schmitt          Sheldon R. Erikson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year ended January 31, 2001, the members of the Compensation Committee were Messrs. Dineen, Gilhuly and Erikson. As discussed above under "Report of Board of Directors and Compensation Committee on Executive Compensation," all decisions relating to the compensation of executive officers for fiscal 2001 were made by the Board or the Compensation Committee. Among the members of the Compensation Committee, Mr. Dineen is the only employee or current or former officer of the Company or any of its subsidiaries. KKR has agreed to render management consulting and financial services to the Company for an annual fee. The annual fee for the fiscal year ended January 31, 1999 was $125,000. Beginning with fiscal year 2000, the Company and KKR agreed to suspend the fee until such time as the Company's earnings prospects have improved. Such services include, but are not necessarily limited to, advice and assistance concerning any and all aspects of the operations, planning and financing of the Company, as required from time to time by the Company. KKR Associates, the general partners of which are the general partners of KKR, owns approximately 17.7% of the Company's common stock.

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER COMPANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT BY REFERENCE THEREIN.

REPORT OF THE AUDIT COMMITTEE

         On May 18, 2000, the Board of Directors adopted a written charter for the Audit Committee. The complete text of the charter, which reflects standards set forth in new SEC regulations and Nasdaq rules, is reproduced in the appendix to this proxy statement.

         As set forth in more detail in the charter, the Audit Committee's primary responsibilities fall into three broad categories:

         1. First, the Committee is to serve as an independent and objective party to monitor the Company's financial reporting process and internal control systems;

         2. Second, the Committee is charged with reviewing and appraising the audit efforts of the Company's independent accountants; and

         3. Third, the Committee is to provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

         The Committee meets periodically to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter. To carry out its responsibilities, the Committee met three times during fiscal 2001.

         In monitoring the Company's financial reporting process, the Committee met with both management and the Company's outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee's discussions with the outside auditors took place both with and without management present. The Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         With respect to the Company's outside auditors, the Committee, among other things, discussed with Deloitte & Touche LLP matters relating to its independence, including the written disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

         In reliance on the reviews and discussions outlined above, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2001, for filing with the Securities and Exchange Commission. The Committee has also recommended to the Board, subject to shareholder ratification, the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending January 31, 2002.

         Respectfully submitted on March 8, 2001, by the members of the Audit Committee of the Board of Directors:

                                            Donald K. Miller, Chairman
                                            Sheldon R. Erikson
                                            Todd A. Fisher

COMPANY PERFORMANCE

         The following performance graph shows a comparison of cumulative total returns for the Company, the NASDAQ Market Value index and an index of companies selected by the Company having market capitalization similar to that of the Company (the "SMC Group") for the period from January 31, 1996 through January 31, 2001.

[GRAPH INSERTED HERE]

                           COMPARISON OF CUMULATIVE TOTAL RETURNS
                     (Layne Christensen, NASDAQ Market Value, SMC Group)


         The cumulative total return on investment for the Company, the NASDAQ Market Value index and an index of the SMC Group are based on the stock price or index at January 31, 1996. The performance graph assumes that the value of an investment in the Company's common stock and each index was $100 at January 31, 1996, and that all dividends were reinvested. The information presented in the performance graph is historical in nature and is not necessarily indicative of future performance.

         The comparison of cumulative total returns presented in the above graph was plotted using the following index values and common stock price value:

                                   1/31/96       1/31/97       1/31/98        1/31/99        1/31/00       1/31/01
                                   -------       -------       -------        -------        -------       -------
Layne Christensen Company        $  100.00      $ 133.33      $ 124.44       $   61.11      $  51.67      $  41.67
NASDAQ Market Value              $  100.00      $ 131.11      $ 154.69       $  242.14      $ 378.43      $ 265.46
SMC Group                        $  100.00      $  68.04      $  47.10       $   36.79      $  24.50      $  18.72
SOURCE:  Research Data Group, Inc.

         The performance graph compares the performance of the Company with that of the NASDAQ Market Value index and an index of the SMC Group. The Company is not aware of any published industry or line-of-business index in which its common stock is included and was not able to reasonably identify a peer group of issuers on an industry, line-of-business or other basis. The Company believes that it is one of the largest water well drilling, well repair and maintenance and mineral exploration drilling companies in the United States. The Company's competitors primarily are local and regional firms and the Company is not aware of any other publicly held company principally engaged in the Company's line-of-business. Accordingly, in order to provide a more meaningful comparison of cumulative total returns for the Company in the above performance graph, the Company used an index of the SMC Group; companies having market capitalization similar to that of the Company. Companies in the index of the SMC Group are Ashanti Goldfields, Ltd., Cadiz, Inc., Calgon Carbon Corporation, Coeur d' Alene Mines, Echo Bay Mines, Ltd., Hecla Mining Company, Osmonics, Inc., Perini Corporation and Waterlink, Inc.

                   OWNERSHIP OF LAYNE CHRISTENSEN COMMON STOCK

         The following table sets forth certain information as of February 28, 2001, except as otherwise provided, regarding the beneficial ownership of Layne Christensen common stock by each person known to the Board of Directors to own beneficially 5% or more of the Company's common stock, by each director of the Company, by each Named Executive Officer and by all directors and executive officers of the Company as a group. All information with respect to beneficial ownership has been furnished by the respective directors, officers or 5% or more stockholders, as the case may be.

                                                                         AMOUNT AND
                                                                           NATURE OF             PERCENTAGE OF
                                                                           BENEFICIAL                 SHARES
NAME                                                                     OWNERSHIP(1)             OUTSTANDING(1)
----                                                                     ------------             --------------

KKR Associates, L.P. (2) .........................................       2,067,000                    17.7%
Marley G.P., Inc. (2) ............................................          53,436                     *
T. Rowe Price Associates, Inc. (3) ...............................       1,415,000                    12.1%
Dimensional Fund Advisors, Inc. (4)...............................       1,001,000(4)                  8.5%
State of Wisconsin Investment Board (5) ..........................         925,000                     7.9%
Wynnefield Partners Small Cap Value Funds (6).....................         700,000                     6.0%
Robert J. Dineen .................................................         152,683(7)                  1.3%
Andrew B. Schmitt ................................................         401,750(7)                  3.3%
Donald K. Miller .................................................         112,860(8)                  *
Edward A. Gilhuly (2) ............................................            --                      --
Todd A. Fisher (2) ...............................................            --                      --
Sheldon R. Erikson ...............................................            --                      --
H. Edward Coleman ................................................         170,488(7)                  1.4%
Norman E. Mehlhorn ...............................................         129,483(7)                  1.1%
Jerry W. Fanska ..................................................         113,725(7)                 *
Eric R. Despain ..................................................          95,993(7)                 *
All directors and officers as a group (11 persons) ...............       1,239,893(9)                  9.9%

*  Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities and includes shares of common stock issuable pursuant to the exercise of immediately exercisable stock options. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage ownership calculations are based on 11,707,694 shares of common stock outstanding plus 789,744 options exercisable within 60 days of February 28, 2001, where said options are considered deemed shares attributed to a given beneficial owner.

(2) Mr. Gilhuly, Henry R. Kravis, George R. Roberts, Paul E. Raether, Robert I. MacDonnell, Michael W. Michelson, James H. Greene, Jr., Michael T. Tokarz, Perry Golkin, Clifton S. Robbins and Scott Stuart are the general partners of KKR Associates and Messrs. Kravis and Roberts are also the members of the Executive Committee of KKR Associates, and in such capacity may be deemed to share beneficial ownership of the shares of Common Stock that KKR Associates may beneficially own or be deemed to beneficially own. Mr. Fisher is a limited partner of KKR Associates. Messrs. Gilhuly and Fisher are directors of the Company. Messrs. Roberts and Gilhuly are the directors and are officers of Marley G.P., Inc. Marley G.P., Inc. is a corporation the stockholders of which are (i) certain past and present general and limited partners of KKR Associates, (ii) certain past and present employees of KKR and (iii) partnerships and trusts for the benefit of the families of such partners and employees. Marley G.P., Inc. and KKR Associates may be deemed to be a group in relation to their respective investment in the Company, but do not affirm the existence of a group. The foregoing individuals disclaim beneficial ownership of the shares owned by KKR Associates and Marley G.P., Inc. The business address of KKR Associates and Marley G.P., Inc. is 9 West 57th Street, New York, New York 10019.

(3) According to its most recent Schedule 13G filing with the Securities and Exchange Commission dated February 14, 2001, these securities are owned by various individual and institutional investors including T. Rowe Price Small Cap Value Fund, Inc. (which owns 600,000 shares, representing 5.1% of the shares outstanding), which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The business address of Price Associates is 100 East Pratt Street, Baltimore, Maryland 21202.

(4) The ownership reported is based upon the most recent Schedule 13G of Dimensional Fund Advisors, Inc. ("Dimensional") filed with the Securities and Exchange Commission on February 2, 2001. Dimensional is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds". In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over the securities of the Company owned by the Funds. For the purposes of reporting requirements of the Securities Exchange Act of 1934, Dimensional is deemed to be a beneficial owner of such securities; however, Dimensional expressly disclaims that it is, in fact, the beneficial owner of such securities. The business address of Dimensional is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(5) The ownership reported is based upon the most recent Schedule 13G of the State of Wisconsin Investment Board as filed with the Securities and Exchange Commission dated February 14, 2001. The business address for the State of Wisconsin Investment Board is Post Office Box 7842, Madison, Wisconsin 53707.

(6) The ownership reported is based upon the most recent Schedule 13G of Wynnefield Partners Small Cap Value, L.P. ("Partners"), Wynnefield Partners Small Cap Value, L.P. I ("Partners I") and Wynnefield Small Cap Value Offshore Fund, Ltd. ("Offshore Fund") filed with the Securities and Exchange Commission on January 25, 2001. Partners, Partners I and the Offshore Fund are collectively referred to herein as the "Wynnefield Partners Small Cap Value Funds." The Schedule 13G reports that as of December 21, 2000, Partners beneficially owned 261,300 shares of the Company's common stock, Partners I beneficially owned 308,500 shares of the Company's common stock, and the Offshore Fund beneficially owned 130,200 shares of the Company's common stock, for a total of 700,000 shares. The business address for the Wynnefield Partners Small Cap Value Funds is 450 Seventh Avenue, Suite 509, New York, New York 10123

         (7) Includes options for the purchase of 72,164 shares, 323,750 shares, 106,442 shares, 106,442 shares, 27,500 shares and 98,125 shares of the Company's common stock exercisable within 60 days granted to Messrs. Dineen, Schmitt, Coleman, Mehlhorn, Despain and Fanska, respectively.

(8) Includes 2,626 shares owned by Mr. Miller's two sons. Mr. Miller has sole voting and investment power with respect to 110,234 shares. Mr. Miller has shared voting and investment power with respect to 2,626 shares.

(9) Includes options for the purchase of 789,744 shares of the Company's common stock exercisable within 60 days granted to all directors and officers of the Company as a group.

                              CERTAIN TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT

         The Company, through a wholly owned subsidiary, leases a facility in Phoenix, Arizona for its parts and material supply business from Air Park Investments L.L.C., an Arizona limited liability company. The members of Air Park Investments L.L.C. are Mr. Mehlhorn and two of his brothers. The lease term is for three years through October 31, 2003. Total payments to the lessor under the lease in fiscal 2001 were $70,301.

                                     ITEM 2

           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected the independent certified public accounting firm of Deloitte & Touche LLP as the Company's independent auditors to audit the books, records and accounts of the Company for the year ending January 31, 2002. Stockholders will have an opportunity to vote at the Annual Meeting on whether to ratify the Board's decision in this regard.

         Deloitte & Touche LLP has served as the Company's independent auditors since fiscal 1990. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

         During fiscal 2001, Deloitte & Touche LLP provided various audit and non-audit services to the Company as follows:

         (a) AUDIT FEES: Aggregate fees billed for professional services rendered for the audit of the Company's fiscal 2001 annual financial statements and review of financial statements included in the Company's Form 10-Q reports for fiscal 2001:
                  $221,575.

         (b)      FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES:
                  None.

         (c)      ALL OTHER FEES:

                  (i)      Benefit plan audits:  $45,000.

                  (ii)     Income tax and other consultation:  $65,093.

         The Audit Committee of the Board of Directors has considered whether provision of the services described in sections (b) and (c) above is compatible with maintaining the independent accountant's independence and has determined that such services have not adversely affected Deloitte & Touche LLP's independence.

         Submission of the selection of the independent auditors to the stockholders for ratification will not limit the authority of the Board of Directors to appoint another independent certified public accounting firm to serve as independent auditors if the present auditors resign or their engagement otherwise is terminated. If the stockholders do not ratify the selection of Deloitte & Touche LLP at the Annual Meeting, the Company intends to call a special meeting of stockholders to be held as soon as practicable after the Annual Meeting to ratify the selection of another independent certified public accounting firm as independent auditors for the Company.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE SELECTION OF DELOITTE & TOUCHE LLP.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and certain persons who own more than 10% of the Company's outstanding common stock, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership in Layne Christensen common stock and other equity securities. SEC regulations require directors, executive officers and certain greater than 10% stockholders to furnish Layne Christensen with copies of all Section 16(a) reports they file.

         Except as provided hereafter, to the Company's knowledge, based solely on review of the copies of such reports furnished to Layne Christensen and written representations that no other reports were required, during the fiscal year ended January 31, 2001, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% stockholders were met.

                          OTHER BUSINESS OF THE MEETING

         The Board of Directors is not aware of, and does not intend to present, any matter for action at the Annual Meeting other than those referred to in this Proxy Statement. If, however, any other matter properly comes before the Annual Meeting or any adjournment, it is intended that the holders of the proxies solicited by the Board of Directors will vote on such matters in their discretion in accordance with their best judgment.

                                  ANNUAL REPORT

         A copy of the Company's Annual Report to Stockholders, containing financial statements for the fiscal year ended January 31, 2001, is being mailed with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting. Such Annual Report is not to be regarded as proxy solicitation material.

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 2001 (THE "FORM 10-K"), EXCLUDING EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER OF RECORD AS OF APRIL 2, 2001, AS SOON AS IT IS AVAILABLE, UPON WRITTEN REQUEST ADDRESSED TO THE ATTENTION OF THE ASSISTANT SECRETARY OF LAYNE CHRISTENSEN AT 1900 SHAWNEE MISSION PARKWAY, MISSION WOODS, KANSAS 66205. Layne Christensen will provide a copy of any exhibit to the Form 10-K to any such person upon written request and the payment of the Company's reasonable expenses in furnishing such exhibits.

                  STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

         It is presently anticipated that the 2002 Annual Meeting of Stockholders will be held on May 23, 2002. Stockholder proposals intended for inclusion in the proxy statement for the 2002 Annual Meeting of Stockholders must be received at the Company's offices, located at 1900 Shawnee Mission Parkway, Mission Woods, Kansas 66205, within a reasonable time before the solicitation with respect to the meeting is made, but in no event later than December 25, 2001. Such proposals must also comply with the other requirements of the proxy solicitation rules of the Securities and Exchange Commission. Stockholder proposals should be addressed to the attention of the Secretary or Assistant Secretary of Layne Christensen.

         By Order of the Board of Directors.




                                          A. B. Schmitt
                                          President and Chief Executive Officer

April 26, 2001
Mission Woods, Kansas

                                   APPENDIX A
                                   ----------

                                 CHARTER OF THE
                  AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF
                            LAYNE CHRISTENSEN COMPANY

I.       PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: (i) the financial reports and other financial information provided by the Corporation to any governmental body or the public; (ii) the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and (iii) the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

         1. Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

         2. Review and appraise the audit efforts of the Corporation's independent accountants.

         3. Provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter. These responsibilities are in addition to those duties set out for a member of the Board of Directors.

II.      COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors. Members of the Audit Committee shall be considered independent if they have no relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation. Examples of such relationships include:

         1. a director being employed by the Corporation or any of its affiliates for the current year or any of the past three years;

         2. a director who accepts any compensation from the Corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for Board service or benefits under a tax-qualified retirement plan or non-discretionary compensation;

         3. a director being a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Corporation or any of its affiliates as an executive officer. "Immediate family member" includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;

         4. a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Corporation made, or from which the Corporation received, payments (other than those arising solely from investments in the Corporation's securities) that exceed 5% of the Corporation's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

         5. a director being employed as an executive of another entity where any of the Corporation's executives serve on that entity's compensation committee.

One director who is not an independent director (as defined above) and is not a current employee or an immediate family member of such employee may be appointed to the Audit Committee, if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required by the best interests of the Corporation and its shareholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

All members of the Committee shall be capable of reading and understanding fundamental financial statements, including a company's balance sheet, income statement and cash flow statement or will be able to do so within a reasonable period of time after his or her appointment to the Committee. At least one member of the Committee shall have past employment experience in accounting or finance, requisite professional certification in accounting or any comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant. The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.     MEETINGS

The Chairperson and/or the Committee shall hold meetings at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financials consistent with Section IV.2 below.

IV.      RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Audit Committee shall:

         DOCUMENTS/REPORTS REVIEW

         1. Review and if necessary, update this Charter at least annually.

         2. Review the Corporation's annual financial statements submitted to the Securities and Exchange Commission ("SEC"), including any certification, report, opinion or review rendered by the independent accountants thereunder.

         3. The Chairperson of the Audit Committee or designee Committee member, and other members as deemed appropriate by the Chairperson, shall review the quarterly financial reports with management and the independent auditors to determine that they are satisfied with the content and quality of the quarterly financial information presented to shareholders and others.

         4. Review any reports from the Corporation's independent accountants regarding internal controls.

         INDEPENDENT ACCOUNTANTS

         1. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

         2. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

         3. Annually consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Corporation's financial statements.

         FINANCIAL REPORTING PROCESSES

         1. In consultation with the independent accountants, review the integrity of the Corporation's financial reporting processes, both internal and external.

         2. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied to its financial reporting.

         3. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants or management.

         PROCESS IMPROVEMENT

         1. In conjunction with the Audit Committee's review of quarterly financial reports, the Audit Committee shall, at its request, be provided information from each of management and/or the independent accountants regarding any significant management judgments or significant adjustments made in preparation of the financial statements and the view of each as to appropriateness of such judgments and adjustments.

         2. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

         3. Review any significant disagreement among management and the independent accountants related to the preparation of the financial statements.

         4. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

         5. Review or authorize the review of any matters within the Audit Committee's scope of responsibilities. The Committee shall have the power to retain independent counsel, accountants, or others to assist it in the conduct of any such review.

         ETHICAL AND LEGAL COMPLIANCE

         1. Review, with the Corporation's counsel, legal compliance matters including corporate securities trading policies.

         2. Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

         3. Perform any other activities consistent with this Charter, the Corporation's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                        PROXY

          2001 ANNUAL MEETING OF STOCKHOLDERS OF LAYNE CHRISTENSEN COMPANY

         The undersigned hereby appoints Robert J. Dineen, Andrew B. Schmitt and Jerry W. Fanska, and each of them, each with the power to act alone and with full power of substitution and revocation, as attorneys and proxies of the undersigned to attend the 2001 Annual Meeting of Stockholders of Layne Christensen Company ("Layne Christensen") to be held at the Corporate Headquarters of Layne Christensen, located at 1900 Shawnee Mission Parkway, Mission Woods, Kansas, on Thursday, May 31, 2001, commencing at 10:00 a.m., local time, and at all adjournments thereof, and to vote all shares of capital stock of Layne Christensen which the undersigned is entitled to vote with respect to the following matters, all as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, dated April 26, 2001:

      THE BOARD OF DIRECTORS OF LAYNE CHRISTENSEN RECOMMENDS A VOTE "FOR" EACH
                                        ITEM.

     Item 1: Election of two Class III directors to hold office for terms expiring at the 2004 annual meeting of stockholders.

       [ ] FOR the nominees listed below  [ ] WITHHOLD AUTHORITY to vote for the nominees listed
                                                below
                              NOMINEES: Todd A. Fisher
                                        Edward A. Gilhuly

     Item 2: Proposal to ratify the selection of the accounting firm of Deloitte & Touche LLP as Layne Christensen's independent auditors for the fiscal year ending January 31, 2002.

                 [ ] FOR            [ ] AGAINST           [ ] ABSTAIN

                    (Continued, and to be signed, on other side)

                             (CONTINUED FROM OTHER SIDE)

         In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting.

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.

     Dated:  _________________ , 2001
                                                     ---------------------------
                                                              Signature

                                                     ---------------------------
                                                          Signature (if held
                                                               jointly)

                                                        Please sign exactly as
                                                        name appears hereon.
                                                        When shares are held by
                                                        joint tenants, both
                                                        should sign. When
                                                        signing as an attorney,
                                                        executor, administrator,
                                                        trustee or guardian,
                                                        please give full title
                                                        as such. If a
                                                        corporation, please sign
                                                        in full corporate name
                                                        by President or other
                                                        authorized officer. If a
                                                        partnership, please
                                                        sign in partnership name
                                                        by authorized person.
             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                    USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.